Exhibit 99.1

TopBuild Reports First Quarter 2025 Results;

Confirms Full Year Outlook

First quarter sales declined 3.6% to $1.23 billion

Installation sales declined 6.7%, offset in part by Specialty Distribution growth of 2.6%

Delivered adjusted gross margin of 29.6% and adjusted EBITDA margin of 19.0%

DAYTONA BEACH, Fla. – May 6, 2025 — TopBuild Corp. (NYSE:BLD) a leading installer and specialty distributor of insulation and building material products to the construction industry in the United States and Canada today reported results for the first quarter ended March 31, 2025.

“Our first quarter results were in line with our expectations,” said Robert Buck, President and CEO of TopBuild. “While total sales declined 3.6%, we are encouraged by Specialty Distribution growth of 2.6% as commercial and industrial projects have moved forward and our bidding activity and backlog are solid. Installation segment sales declined 6.7%, a reflection of the slow start to the year in new residential construction. Our profitability continues to be healthy, as we delivered first quarter adjusted EBITDA margin of 19.0%.

“While there is uncertainty in the near-term economic environment, we are confident in our ability to adapt our business and outperform in a changing environment. We are taking steps to align our cost structure with the current demand landscape, while we continue to make targeted investments across our business, drive operational improvements and work together to turn challenges into opportunities. We are optimistic around the mid-term and long-term fundamentals for TopBuild, as underlying demand for housing in the United States is strong, and we see positive trends in the commercial and industrial end markets.

“Acquisitions continue to be our number one priority for our free cash flow, and we are disciplined as we evaluate M&A opportunities and deploy capital to generate strong returns. In the first quarter, we returned $215.6 million in capital to shareholders through our share repurchase program” concluded Mr. Buck.

NYSE:BLD	May 6, 2025	topbuild.com

Financial Highlights

(comparisons are to the quarter ended March 31, 2024)

Three Months Ended March 31, 2025
	Reported		Adjusted
($ in thousands)	2025	2024	2025	2024
Sales	$1,233,278	$1,278,717	$1,233,278	$1,278,717
Gross Profit	$351,473	$387,150	$364,976	$387,150
Gross Margin	28.5%	30.3%	29.6%	30.3%
SG&A	$173,984	$172,642	$170,829	$172,716
SG&A as % of Sales	14.1%	13.5%	13.9%	13.5%
Operating Profit	$177,489	$214,508	$194,147	$214,434
Operating Margin	14.4%	16.8%	15.7%	16.8%
Net Income	$123,385	$152,381	$135,147	$153,122
Net Income per diluted share	$4.23	$4.79	$4.63	$4.81
EBITDA			$234,759	$253,818
EBITDA Margin			19.0%	19.8%

Sales Drivers

	Three Months Ended March 31, 2025
($ in millions)	Installation	Specialty Distribution	TopBuild, net of eliminations
Sales	$746	$560	$1,233
Sales Drivers
Volume	(9.6%)	(2.2%)	(7.4%)
Price	1.1%	1.4%	1.2%
M&A	1.8%	3.4%	2.6%
Total Sales Change	(6.7%)	2.6%	(3.6%)

Segment Profitability

	Three Months Ended March 31, 2025
($ in thousands)	Installation	Specialty Distribution
Operating Profit	$129,616	$69,059
Operating Margin	17.4%	12.3%
Adj. Operating Profit	$138,040	$75,964
Adj. Operating Margin	18.5%	13.6%
Adj. EBITDA	$157,556	$91,366
Adj. EBITDA Margin	21.1%	16.3%

NYSE:BLD	May 6, 2025	topbuild.com

Capital Allocation

2025 Acquisitions

In the first quarter, TopBuild announced the acquisition of Seal-Rite Insulation, based in Omaha, Neb., a fiberglass and spray foam insulation installer for the residential and commercial end markets in Omaha and Lincoln for over 25 years. The business generates approximately $15 million in annual revenue and the transaction was completed in April.

Share Repurchases

During the first quarter, TopBuild repurchased 693,881 shares totaling $215.6 million. Availability for share repurchases at the end of the quarter totaled $972.4 million.

2025 Outlook1

TopBuild confirmed its full year outlook issued in February, noting that the guidance does not contemplate transactions that it expects to complete during the year.

($ in millions)
2025 Outlook	Low	High
Sales	$5,050	$5,350
Adjusted EBITDA	$925	$1,075

1 This outlook reflects management’s current view of present and future market conditions and is based on assumptions such as housing starts, general and administrative expenses, and interest rates. These targets do not include any effects related to potential acquisitions or divestitures that may occur after the date of this press release. A reconciliation of non-GAAP targets to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, the costs and expenses that may be incurred in the future and therefore cannot be reasonably predicted. The effect of these excluded items may be significant. Factors that could cause actual long-term results to differ materially from TopBuild’s current expectations are discussed below and detailed in the Company’s most recent Annual Report on Form 10-K and subsequent SEC reports.

Sustainability Report

The Company also announced that it published its 2024 Sustainability Report, which is available by visiting the Sustainability section of the TopBuild website.

Conference Call

A conference call to discuss the first quarter 2025 financial results is scheduled for today, Tuesday, May 6th, at 9:00 a.m. Eastern Time. The call can be accessed by dialing (877) 407-9037.  A simultaneous webcast of the call, along with management’s formal remarks and a presentation, will be available on the Company’s website at www.topbuild.com shortly before the call begins.

About TopBuild

TopBuild Corp., headquartered in Daytona Beach, Florida, is a leading installer and specialty distributor of insulation and related building material products to the construction industry in the United States and Canada. We provide insulation installation services nationwide through our Installation segment which has more than 200 branches located across the United States. We distribute building and mechanical insulation, insulation accessories and other building product materials for the residential, commercial, and industrial end markets through our Specialty Distribution business. Our Specialty Distribution network encompasses more than 150 branches across the United States and Canada. To learn more about TopBuild please visit our website at www.topbuild.com.

NYSE:BLD	May 6, 2025	topbuild.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA, incremental EBITDA margin, adjusted EBITDA margin, the “adjusted” financial measures presented above, and figures presented on a “same branch basis” are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP financial measures, which are used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. We define same branch sales as sales from branches in operation for at least 12 full calendar months. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. Additional information may be found in the Company’s filings with the Securities and Exchange Commission which are available on TopBuild’s website under “SEC Filings” at www.topbuild.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, our expected financial and operational results, the related assumptions underlying our expected results, and our plan to repurchase our common stock under stock repurchase transactions. These forward-looking statements can be identified by words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” “may,” “project,” “estimate” or “intend,” the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those described in the risk factors contained in our filings with the Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. Although TopBuild believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be achieved and it undertakes no obligation to update any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Relations and Media Contact

PI Aquino

pi.aquino@topbuild.com
386-763-8801

(tables follow)

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2025	2024
Net sales	$1,233,278	$1,278,717
Cost of sales	881,805	891,567
Gross profit	351,473	387,150

Selling, general, and administrative expense	173,984	172,642
Operating profit	177,489	214,508

Other income (expense), net:
Interest expense	(16,602)	(18,795)
Other, net	5,086	11,282
Other expense, net	(11,516)	(7,513)
Income before income taxes	165,973	206,995

Income tax expense	(42,588)	(54,614)
Net income	$123,385	$152,381

Net income per common share:
Basic	$4.25	$4.82
Diluted	$4.23	$4.79

Weighted average shares outstanding:
Basic	29,028,234	31,641,454
Diluted	29,174,892	31,843,818

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Net income	$123,385	$152,381
Other comprehensive income (loss):
Foreign currency translation adjustment	229	(4,092)
Comprehensive income	$123,614	$148,289

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Condensed Consolidated Balance Sheets and Other Financial Data (Unaudited)

(dollars in thousands)

	As of
	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$308,811	$400,318
Receivables, net of an allowance for credit losses of $21,257 at March 31, 2025, and $18,541 at December 31, 2024	748,726	751,612
Inventories	406,057	406,662
Prepaid expenses and other current assets	30,723	40,382
Total current assets	1,494,317	1,598,974

Right of use assets	178,948	189,146
Property and equipment, net	259,691	266,992
Goodwill	2,113,416	2,112,259
Other intangible assets, net	539,582	557,689
Other assets	10,342	10,366
Total assets	$4,596,296	$4,735,426

LIABILITIES
Current liabilities:
Accounts payable	$422,786	$456,446
Current portion of long-term debt	52,500	48,750
Accrued liabilities	193,599	191,786
Short-term operating lease liabilities	68,257	68,713
Short-term finance lease liabilities	1,365	1,487
Total current liabilities	738,507	767,182

Long-term debt	1,312,879	1,327,159
Deferred tax liabilities, net	238,248	240,343
Long-term portion of insurance reserves	57,728	57,700
Long-term operating lease liabilities	129,243	129,360
Long-term finance lease liabilities	2,312	2,618
Other liabilities	1,355	1,446
Total liabilities	2,480,272	2,525,808

EQUITY	2,116,024	2,209,618
Total liabilities and equity	$4,596,296	$4,735,426

	As of March 31,
	2025	2024
Other Financial Data
Receivables, net plus inventories less accounts payable	$731,997	$736,414
Net sales, acquisition adjusted †	$5,329,105	$5,272,731
Receivables, net plus inventories less accounts payable as a percent of sales (TTM) †	13.7%	14.0%

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash Flows Provided by (Used in) Operating Activities:
Net income	$123,385	$152,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,791	34,257
Share-based compensation	5,042	5,127
Loss (gain) on sale of assets	829	(561)
Amortization of debt issuance costs	720	720
Provision for bad debt expense	3,666	4,464
Provision for inventory obsolescence	2,820	2,902
Impairment losses	9,868	—
Deferred income taxes, net	(1,822)	(240)
Change in certain assets and liabilities, net of effects of businesses acquired:
Receivables, net	(1,118)	(28,486)
Inventories	(2,215)	(12,056)
Prepaid expenses and other current assets	9,646	7,541
Accounts payable	(32,342)	(2,659)
Accrued liabilities	(1,050)	16,170
Other, net	(631)	(783)
Net cash provided by operating activities	152,589	178,777

Cash Flows Provided by (Used in) Investing Activities:
Purchases of property and equipment	(13,395)	(19,881)
Acquisition of businesses, net of cash acquired	294	(22,240)
Proceeds from sale of assets	248	1,608
Net cash used in investing activities	(12,853)	(40,513)

Cash Flows Provided by (Used in) Financing Activities:
Repayment of long-term debt	(11,250)	(12,059)
Taxes withheld and paid on employees' equity awards	(4,466)	(6,059)
Exercise of stock options	—	1,020
Repurchase of shares of common stock	(215,628)	—
Net cash used in financing activities	(231,344)	(17,098)
Impact of exchange rate changes on cash	101	(922)
Net (decrease) increase in cash and cash equivalents	(91,507)	120,244
Cash and cash equivalents - Beginning of period	400,318	848,565
Cash and cash equivalents - End of period	$308,811	$968,809

Supplemental disclosure of noncash activities:
Leased assets obtained in exchange for new operating lease liabilities	$17,547	$13,737
Accruals for property and equipment	444	307
Excise taxes capitalized to treasury stock	2,156	—

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Segment Data (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2025	2024	Change
Installation
Sales	$745,533	$798,743	(6.7)%

Operating profit, as reported	$129,616	$156,757
Operating margin, as reported	17.4%	19.6%

Rationalization charges	8,281	−
Acquisition related costs	143	45
Operating profit, as adjusted	$138,040	$156,802
Operating margin, as adjusted	18.5%	19.6%

Share-based compensation	349	330
Depreciation and amortization	19,167	18,267
EBITDA, as adjusted	$157,556	$175,399	(10.2)%
EBITDA margin, as adjusted	21.1%	22.0%

Specialty Distribution
Sales	$559,804	$545,794	2.6%

Operating profit, as reported	$69,059	$77,579
Operating margin, as reported	12.3%	14.2%

Rationalization charges	6,868	(750)
Acquisition related costs	37	−
Operating profit, as adjusted	$75,964	$76,829
Operating margin, as adjusted	13.6%	14.1%

Share-based compensation	463	433
Depreciation and amortization	14,939	14,836
EBITDA, as adjusted	$91,366	$92,098	(0.8)%
EBITDA margin, as adjusted	16.3%	16.9%

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Adjusted EBITDA (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2025	2024	Change
Total net sales
Sales before eliminations	$1,305,337	$1,344,537
Intercompany eliminations	(72,059)	(65,820)
Net sales after eliminations	$1,233,278	$1,278,717	(3.6)%

Operating profit, as reported - segments	$198,675	$234,336
General corporate expense, net	(9,259)	(9,067)
Intercompany eliminations	(11,927)	(10,761)
Operating profit, as reported	$177,489	$214,508
Operating margin, as reported	14.4%	16.8%

Rationalization charges	15,358	(750)
Acquisition related costs †	1,300	676
Operating profit, as adjusted	$194,147	$214,434
Operating margin, as adjusted	15.7%	16.8%

Share-based compensation	5,042	5,127
Depreciation and amortization	35,570	34,257
EBITDA, as adjusted	$234,759	$253,818	(7.5)%
EBITDA margin, as adjusted	19.0%	19.8%

Sales change period over period	(45,439)
EBITDA, as adjusted, change period over period	(19,059)
Decremental EBITDA, as adjusted, as a percentage of change in sales	(41.9)%

† Acquisition related costs include corporate level adjustments as well as segment operating adjustments.

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Same Branch and Acquisition Metrics (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net sales
Same branch:
Installation	$730,825	$798,743
Specialty Distribution	541,258	545,794
Eliminations	(72,059)	(65,820)
Total same branch	$1,200,024	$1,278,717

Acquisitions (a):
Installation	$14,708	$-
Specialty Distribution	18,546	-
Total acquisitions	33,254	-
Total net sales	$1,233,278	$1,278,717

EBITDA, as adjusted
Same branch	$229,915	$253,818
Acquisitions (a)	4,844	-
Total	$234,759	$253,818

EBITDA, as adjusted, as a percentage of sales
Same branch (b)	19.2%
Acquisitions (c)	14.6%
Total (d)	19.0%	19.8%

As Adjusted Incremental/(Decremental) EBITDA, as a percentage of change in sales
Same branch (e)	(30.4)%
Acquisitions (c)	14.6%
Total (f)	(41.9)%

(a) Represents current year impact of acquisitions in their first twelve months

(b) Same branch metric, as adjusted, as a percentage of same branch sales

(c) Acquired metric, as adjusted, as a percentage of acquired sales

(d) Total EBITDA, as adjusted, as a percentage of total sales

(e) Change in same branch EBITDA, as adjusted, as a percentage of change in same branch sales

(f) Change in total EBITDA, as adjusted, as a percentage of change in total sales

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Same Branch Revenue by Line of Business (Unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2025	2024	Change
Residential:
Same branch (a)	$754,824	$834,843	(9.6)%
Acquisitions	14,927	—
Total Residential sales	769,751	834,843	(7.8)%

Commercial/Industrial:
Same branch (a)	$445,200	$443,874	0.3%
Acquisitions	18,327	—
Total Commercial/Industrial sales	463,527	443,874	4.4%
Total net sales	$1,233,278	$1,278,717	(3.6)%

(a) Represents current year impact of acquisitions in their first twelve months

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Non-GAAP Reconciliations (Unaudited)

(in thousands, except share and per common share amounts)

	Three Months Ended March 31,
	2025	2024
Gross Profit Reconciliation

Net sales	$1,233,278	$1,278,717

Gross profit, as reported	$351,473	$387,150

Rationalization charges	13,503	-
Gross profit, as adjusted	$364,976	$387,150

Gross margin, as reported	28.5%	30.3%
Gross margin, as adjusted	29.6%	30.3%

Selling, General and Administrative Expense Reconciliation

Selling, general, and administrative expense, as reported	$173,984	$172,642

Rationalization charges	1,855	(750)
Acquisition related costs	1,300	676
Selling, general, and administrative expense, as adjusted	$170,829	$172,716

Operating Profit Reconciliation

Operating profit, as reported	$177,489	$214,508

Rationalization charges	15,358	(750)
Acquisition related costs	1,300	676
Operating profit, as adjusted	$194,147	$214,434

Operating margin, as reported	14.4%	16.8%
Operating margin, as adjusted	15.7%	16.8%

Income Per Common Share Reconciliation

Income before income taxes, as reported	$165,973	$206,995

Rationalization charges	15,358	(750)
Acquisition related costs	1,300	676
Income before income taxes, as adjusted	182,631	206,921

Tax rate at 26.0%	(47,484)	(53,799)
Income, as adjusted	$135,147	$153,122

Income per common share, as adjusted	$4.63	$4.81

Weighted average diluted common shares outstanding	29,174,892	31,843,818

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Reconciliation of Adjusted EBITDA to Net Income (Unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Net income, as reported	$123,385	$152,381
Adjustments to arrive at EBITDA, as adjusted:
Interest expense and other, net	11,516	7,513
Income tax expense	42,588	54,614
Depreciation and amortization	35,570	34,257
Share-based compensation	5,042	5,127
Rationalization charges	15,358	(750)
Acquisition related costs	1,300	676
EBITDA, as adjusted	$234,759	$253,818

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

Acquisition Adjusted Net Sales (Unaudited)

(in thousands)

	2024			2025	Trailing Twelve Months Ended
	Q2	Q3	Q4	Q1	March 31, 2025
Net sales	$1,365,612	$1,373,268	$1,312,206	$1,233,278	$5,284,364
Acquisitions proforma adjustment †	22,616	13,363	8,762	-	44,741
Net sales, acquisition adjusted	$1,388,228	$1,386,631	$1,320,968	$1,233,278	$5,329,105

† Trailing 12 months sales have been adjusted for the pro forma effect of acquired branches

NYSE:BLD	May 6, 2025	topbuild.com

TopBuild Corp.

2025 Estimated Adjusted EBITDA Range (Unaudited)
(in millions)

	Twelve Months Ending December 31, 2025
	Low	High
Estimated net income, as reported	$508.0	$630.0
Adjustments to arrive at estimated EBITDA, as adjusted:
Interest expense and other, net	54.0	48.0
Income tax expense	179.0	221.0
Depreciation and amortization	147.0	142.0
Share-based compensation	20.0	17.0
Rationalization charges	15.0	15.0
Acquisition related costs	2.0	2.0
Estimated EBITDA, as adjusted	$925.0	$1,075.0

NYSE:BLD	May 6, 2025	topbuild.com